EXHIBIT (a)(1)(ix)
SCREEN SHOTS OF OFFER WEBSITE
I. LOGIN SCREEN
MELLANOX TECHNOLOGIES, LTD.

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II. EMPLOYEE AND CONTRACTOR INFORMATION CONFIRMATION SCREEN
BEFORE PROCEEDING TO THE MELLANOX TECHNOLOGIES, LTD. OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS WEBSITE, PLEASE CONFIRM THE FOLLOWING INFORMATION:

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III. WELCOME SCREEN
WELCOME TO THE MELLANOX TECHNOLOGIES, LTD. OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS WEBSITE
We are pleased to announce that Mellanox Technologies, Ltd. (“Mellanox” or the “Company”) is officially launching its Offer to Exchange Certain Outstanding Options to purchase Ordinary Shares for a Number of Replacement Options According to an Exchange Ratio (referred to as the “Offer”). The Offer and withdrawal rights will remain open until 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009) unless the Offer is extended. You may take advantage of the Offer with respect to your eligible options (as defined below).
An option will be deemed to be an “eligible option” if it meets each of the following conditions:
(i)	The option has an exercise price greater than $13.65 per share.

(ii)	The option was granted under the Company’s Global Share Incentive Plan (2006) (together with its Appendices, the “Global Plan”).

(iii)	The option is held by an individual who is, on the date of grant of the new option, a current employee or contractor of the Company (or an employee or contractor of the Company’s majority owned subsidiary).

(iv)	The option is outstanding on the expiration date of the Offer.
The specifics of the program are described in the “Schedule TO—Tender Offer Statement Filed with the SEC” and the related exhibits.
The “Schedule TO—Tender Offer Statement Filed with the SEC” is available by clicking on this hyperlink:
http://idea.sec.gov/cgi-bin/browse-idea?action=getcompany&CIK=0001356104&owner=exclude&count=40.
We urge you to read the “Schedule TO—Tender Offer Statement Filed with the SEC” and the related exhibits carefully.
To elect to participate in the Offer with respect to your eligible options please see the key steps described below.
KEY STEPS:
In order to participate in the Offer, please follow these steps:
•	Please review the following important documents for detailed information on the Offer by clicking on the links below:
1.	This Offer to Exchange Certain Outstanding Options to Purchase Ordinary Shares for a Number of Replacement Options According to an Exchange Ratio

2.	Summary of Option Exchange Program

3.	E-mail from TenderOffer@Mellanox.com dated March 24, 2009

4.	Equity Edge Personal Summary dated as of March 24, 2009 attached to e-mail from TenderOffer@Mellanox.com dated March 24, 2009

5.	Instructions Forming Part of the Terms and Conditions of the Offer (the “Instructions”)

6.	Election Form

7.	Agreement to Terms of Election (“Election Agreement”)

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8.	The Global Plan available by clicking on this hyperlink: http://idea.sec.gov/Archives/edgar/data/1356104/000089161806000472/f22916a1exv10w10.htm

9.	The Global Plan Prospectus available by clicking on this hyperlink:

http://portal.yok.mtl.com/system/misc/repricing.php

10.	Forms of Option Agreements available by clicking on this hyperlink: http://idea.sec.gov/Archives/edgar/data/1356104/000089161806000472/f22916a1exv10w10.htm

11.	E-mail from TenderOffer@Mellanox.com dated April 2, 2009.
•	Click on the MAKE AN ELECTION button below to proceed with your election. You will need to complete the appropriate boxes next to each of your eligible options to indicate whether or not you are tendering each of your eligible options for exchange in accordance with the terms of the Offer.

•	After completing the Election Form, you will be allowed to review the elections you have made with respect to your eligible options. If you are satisfied with your elections, you will proceed to the Election Agreement page. Only after you agree to the Election Agreement by clicking on the “I accept” button, will you be directed to the Election Confirmation Statement page.

•	Please print and retain a copy of your Election Confirmation Statement for your records. You will also receive an e-mail confirming your election. If you do not receive a confirming e-mail within 48 hours following the date of your election, please contact Matthew Gloss, Vice President of Legal Affairs, via e-mail at TenderOffer@Mellanox.com.
KEY DATES TO REMEMBER:
Commencement Date: The commencement date of the Offer is March 24, 2009.
Withdrawal Date: You may withdraw or change your previously submitted election to exchange options at any time on or before 9:00 p.m. U.S. Pacific Time on Wednesday, April 22, 2009 (7:00 a.m. Israeli Time on Thursday, April 23, 2009). If the Offer is extended beyond that time, you can withdraw or change your election at any time until the extended expiration of the Offer.
Expiration Date: The Offer expires at 9:00 p.m. U.S. Pacific Time on Wednesday, April 22, 2009 (7:00 a.m. Israeli Time on Thursday, April 23, 2009) (unless we extend the Offer).
Option Cancellation Date: The eligible options that have been tendered will be cancelled on Wednesday, April 22, 2009 or, if the Offer is extended, the expiration date of the extended Offer.
Replacement Option Grant Date: The new options will be granted on Wednesday, April 22, 2009 or, if the Offer is extended, the expiration date of the extended Offer.
MAKE AN ELECTION  RETURN TO LOGIN PAGE

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IV. ELECTION FORM
MELLANOX TECHNOLOGIES, LTD.
ELECTION FORM
RE: TENDER OF ELIGIBLE OPTIONS PURSUANT TO THE OFFER TO
EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTIONS
THE OFFER EXPIRES AT 9:00 P.M. U.S. PACIFIC TIME ON WEDNESDAY, APRIL 22, 2009
(7:00 A.M. ISRAELI TIME ON THURSDAY, APRIL 23, 2009), UNLESS THE
OFFER IS EXTENDED
Name:
Before making your election, please make sure you have received, read and understand the documents that make up this Offer, including: (1) the Offer Information Document; (2) the e-mail from TenderOffer@Mellanox.com dated March 24, 2009; (3) the Summary of the Option Exchange Program; (4) the Instructions Forming Part of the Terms and Conditions of the Offer (as set forth below); (5) this Election Form; (6) the Agreement to Terms of Election; (7) the Global Plan; (8) the Global Plan Prospectus; (9) the form option agreements; (10) the Equity Edge Personal Summary dated as of March 24, 2009 attached to e-mail from TenderOffer@Mellanox.com dated March 24, 2009 and (11) the e-mail from TenderOffer@mellanox.com dated April 2, 2009. The Offer is subject to the terms of these documents as they may be amended. The Offer provides eligible employees and contractors who hold eligible options the opportunity to exchange these options for new options as set forth in Section 1 of the Offer Information Document. This Offer expires at 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009), unless extended.
If you wish to participate in the Offer, please check the “Yes” box in the “Exchange Entire Eligible Option” column. Please note that if the “No” box is checked under the “Exchange Entire Eligible Option” column, the eligible option will not be exchanged and your eligible option will remain outstanding subject to its original terms. Please note that before you can submit this Election Form, you must make a selection below for each eligible option or an error will be generated and your Election Form will not be accepted.

Original Grant Date		Exchange Entire
(MMDDYY)	Option Grant Number	Eligible Option?
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
In accordance with the terms outlined in the Offer documents if you elect to exchange your eligible options, you will receive a new option covering the number of shares as determined by the exchange ratio below (rounded down to the nearest whole number of shares with respect to each option on a grant-by-grant basis), as described in Section 1 of the Offer Information Document. Your replacement options will be subject to a new vesting schedule as described in Section 3 of the Offer Information Document. Vesting on any date is subject to your continued service to the Company or its majority owned subsidiary through each relevant vesting date.
YOU WILL LOSE YOUR RIGHTS TO ALL EXCHANGED OPTIONS THAT ARE CANCELLED UNDER THE OFFER AND EXCHANGED FOR THE REPLACEMENT OPTIONS.
BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.
In making this election, you agree that Mellanox may use, collect and transfer your personal data for the purpose of implementing, administering and managing your participation in the Offer. Such personal data may be transferred to Mellanox and to any third parties assisting Mellanox with the Offer, and these recipients may be located in the U.S. or elsewhere.
Please note that you may withdraw or change your election by submitting a new properly completed and signed Election Form prior to the expiration date, which will be 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009), unless we extend the Offer.

THE LAST VALID ELECTION THAT YOU MAKE ON OR BEFORE 9:00 P.M. U.S. PACIFIC TIME ON APRIL 22, 2009 (7:00 A.M. ISRAELI TIME ON APRIL 23, 2009) SHALL CONTROL.
INSTRUCTIONS FORMING PART OF THE
TERMS AND CONDITIONS OF THE OFFER
     1. Delivery of Election Form. A properly completed and duly executed or electronically accepted Election Form must be received by Mellanox Technologies, Inc. by 9:00 p.m. U.S. Pacific Time on Wednesday, April 22, 2009 (7:00 a.m. Israeli Time on Thursday, April 23, 2009) (unless the Offer is extended). We will not accept delivery of any Election Form after expiration of the Offer. If we do not receive a properly completed and duly executed Election Form (either electronically through the Offer website or through a paper Election Form) from you before the expiration of the Offer, we will not accept your eligible options for exchange and such eligible options will not be exchanged pursuant to this Offer.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper Election Form and return it via facsimile at 1 + (408) 970-3403 or hand delivery to Mellanox Technologies, Inc., Attn: Matthew Gloss, Vice President of Legal Affairs, 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085 no later than 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009) (unless the Offer is extended). To obtain a paper Election Form, please either print the Election Form from the Offer website or contact Matthew Gloss, Vice President of Legal Affairs, via e-mail at TenderOffer@Mellanox.com.
     The Company intends to confirm the receipt of your Election Form by e-mail within 48 hours. If you have not received an e-mail confirmation that the Company received your Election Form, we recommend that you confirm that we have received your Election Form. If you need to confirm receipt after 48 hours have elapsed, you may contact Matthew Gloss, Vice President of Legal Affairs, via e-mail at TenderOffer@Mellanox.com.
     You may change your mind after you have submitted an Election Form and submit a new Election Form at any time before the expiration date which is expected to be 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009), unless the Offer is extended. If we extend the expiration date, you may submit a new Election Form with respect to some or all of your eligible options at any time until the extended Offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive by 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009) (unless we extend the Offer).
     To validly change your election, you must access the Offer website at http://portal.yok.mtl.com/system/misc/repricing.php and complete and deliver another Election Form electronically or fill-out and deliver another paper Election Form via facsimile at 1 + (408) 970-3403 or hand delivery to Mellanox Technologies, Inc., Attn: Matthew Gloss, Vice President of Legal Affairs, 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, prior to the expiration of the Offer. You should print or make a copy of your new Election Form and confirmation statement (if you submit electronically) and keep those documents with your other records for the Offer.
     While participation in the Offer is completely voluntary, if you elect not to exchange some or all of your eligible options pursuant to the Offer, then you will retain the eligible options under their original terms.
     2. Exchange. If you intend to exchange your eligible options pursuant to the Offer, you must access your account at the Offer website at http://portal.yok.mtl.com/system/misc/repricing.php, properly complete and duly execute the Election Form or fill out and properly submit a duly executed and dated paper Election Form.
     3. Signatures on This Election Form. You must electronically sign the Election Form if you submit your election through the Offer website. If you submit a paper Election Form you must physically sign the paper Election Form.
     4. Requests for Assistance or Paper Copies. If you need paper copies of the Offer documents or the Election Forms, you should contact Matthew Gloss, Vice President of Legal Affairs, via e-mail at TenderOffer@Mellanox.com. Copies will be furnished promptly at Mellanox’s expense. You can also view and print documents at:
     http://portal.yok.mtl.com/system/misc/repricing.php.

     5. Reservation of Rights. The Company reserves the right, at our discretion, at any time, to extend the period of time during which the Offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this Offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to make or withdraw elections with respect to eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m. U.S. Pacific Time (4:00 p.m. Israeli Time) on the next U.S. business day after the previously scheduled expiration date.
     We also reserve the right, in our discretion, before the expiration date to terminate or amend the Offer by giving written notice of the termination or postponement to you or by making a public announcement of the termination.
     Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, to amend the Offer in any respect, including by decreasing or increasing the consideration offered in this Offer or by decreasing or increasing the number of options being sought in this Offer.
     6. Important Tax Information. If you are a U.S. tax resident, you should refer to Section 12 of the Offer Information Document, which contains material U.S. federal income tax information concerning the Offer. If you are an employee or contractor residing outside the United States, you should refer to Sections 13 through 18, depending on your country of residence. We strongly recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating or not participating in the Offer.
     7. Copies. You should print a copy of this Election Form, after you have completed and electronically accepted it, and retain it for your records, or you should make a copy of your paper Election Form and retain it for your records.
     8. Paper Delivery. Please remember that if you are not able to submit your election electronically via the Offer website as a result of technical failures of the Offer website, such as the Offer website being unavailable or the Offer website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper Election Form and return it to Matthew Gloss, Vice President of Legal Affairs, via facsimile at 1 + (408) 970-3403 or via hand delivery to Mellanox Technologies, Inc., Attn: Matthew Gloss, Vice President of Legal Affairs, 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, by 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009) (unless the Offer is extended). To obtain a paper Election Form, please either print this Election Form or contact Matthew Gloss, Vice President of Legal Affairs, via e-mail at TenderOffer@Mellanox.com.

RETURN TO WELCOME PAGE	NEXT
(Continue with Electronic Election Form)

V. ELECTION EXCHANGE REVIEW
MELLANOX TECHNOLOGIES, LTD.
Election Exchange Review
     You have made the following election with respect to your eligible options:

Original Grant Date		Exchange Entire
(MMDDYY)	Option Grant Number	Eligible Option?
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
☐ Yes ☐ No
Please note that you may change your election by submitting a new properly completed and accepted Election Form prior to the expiration date, which will be 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009), unless we extend the Offer.
Is this information correct? If yes, click PROCEED TO ELECTION AGREEMENT to continue. If no, click RETURN TO PREVIOUS SCREEN.

RETURN TO PREVIOUS SCREEN	PROCEED TO ELECTION AGREEMENT

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VI. AGREEMENT TO TERMS OF ELECTION
MELLANOX TECHNOLOGIES, LTD.
AGREEMENT TO TERMS OF ELECTION
BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.
If you would like to participate in this Offer, please indicate your election by checking the applicable boxes on the Election Form and if submitting a paper Election Form, please return the completed and signed Election Form to Matthew Gloss, Vice President of Legal Affairs, via facsimile at 1 + (408) 970-3403 or via hand delivery to Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, by 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009) (unless the Offer is extended).
You may withdraw this election by submitting a new properly completed Election Form via the Offer website at http://portal.yok.mtl.com/system/misc/repricing.php or by completing and delivering a new paper Election Form via facsimile at 1 + (408) 970-3403 or via hand delivery to Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, prior to the expiration date, which will be 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009), unless we extend the Offer.
By electing to exchange my eligible options, I understand and agree to all of the following:
     1. I hereby agree to exchange my eligible options for replacement options as indicated on the Election Form in accordance with the terms of the Offer as set forth in the Offer Information Document, dated March 24, 2009, as amended to date, of which I hereby acknowledge receipt. Each eligible option indicated on the Election Form will be cancelled on April 22, 2009 or, if the Offer is extended, on the extended expiration date. A replacement option will be granted to me on April 22, 2009, in accordance with the terms of the Offer or, if the Offer is extended, on the expiration date of the extended Offer.
     2. The Offer is currently set to expire at 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009), unless the Company, in its discretion, extends the period of time during which the Offer will remain open.
     3. If I cease to be employed or contracted by the Company or its majority owned subsidiary before the Company grants me new options in exchange for my eligible options, I will not receive any new options. Instead, I will keep my current eligible options and they will expire in accordance with their terms.
     4. Until 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009), I will have the right to change the elections that I have made with respect to some or all of my eligible options that I elected to exchange or elected not to exchange. HOWEVER, AFTER THAT DATE I WILL HAVE NO ABILITY TO CHANGE MY ELECTION. The last properly submitted election, whether electronically or in paper form, prior to the expiration of the Offer shall be binding. Until the Offer period closes on 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009), I may withdraw my tendered eligible options at any time prior to the Company’s acceptance of such options for exchange pursuant to the Offer.
     5. The tender of some or all of my eligible options will constitute my acceptance of all of the terms and conditions of the Offer. Acceptance by the Company of my eligible options pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.
     6. I am the registered holder of the eligible options tendered hereby, and my name and other information appearing on the Election Form are true and correct.
     7. I am not required to tender some or all of my eligible options pursuant to the Offer.

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     8. THE COMPANY AND/OR ANY INDEPENDENT FIRMS HIRED WITH RESPECT TO THE OFFER CANNOT GIVE ME LEGAL, TAX OR INVESTMENT ADVICE WITH RESPECT TO THE OFFER AND I HAVE BEEN ADVISED TO CONSULT WITH MY OWN LEGAL, TAX AND
INVESTMENT ADVISORS AS TO THE CONSEQUENCES OF PARTICIPATING OR NOT PARTICIPATING IN THE OFFER.
     9. Under certain circumstances set forth in the Offer Information Document, the Company may terminate or amend the Offer and postpone its acceptance of the eligible options I have elected to exchange. Should the eligible options tendered herewith not be accepted for exchange, such options will continue to be governed by their original terms and conditions.
     10. I UNDERSTAND THAT IF I DO NOT CLEARLY MARK THE BOX ELECTING TO EXCHANGE EACH OF MY ELIGIBLE OPTIONS ON THE ELECTION FORM, SUCH ELIGIBLE OPTIONS WILL NOT BE EXCHANGED.
     I understand that none of the officers or employees of Mellanox, the Board of Directors of Mellanox or the Compensation Committee of the Board of Directors of Mellanox is making any recommendation as to whether I should exchange or refrain from exchanging my eligible options, and that I must make my own decision whether to tender my eligible options, taking into account my own personal circumstances and preferences. I understand that the replacement options may decline in value when I decide to exercise such options. I further understand that past and current market prices of Mellanox ordinary shares may provide little or no basis for predicting what the market price of Mellanox ordinary shares will be in the event I elect to exchange my options in accordance with the terms of this offer or at any other time in the future.
     This Agreement does not constitute the Offer. The full terms of the Offer are described in (1) the Offer Information Document; (2) the e-mail from TenderOffer@Mellanox.com dated March 24, 2009; (3) the Summary of the Option Exchange Program; (4) the Election Form; (5) the Instructions Forming Part of the Terms and Conditions of the Offer; (6) the Agreement to Terms of Election; (7) the Global Plan; (8) the Global Plan Prospectus; (9) the form option agreements; (10) the Equity Edge Personal Summary dated as of March 24, 2009 attached to e-mail from TenderOffer@Mellanox.com dated March 24, 2009 and (11) the email from TenderOffer@Mellanox.com dated April 2, 2009.
     If you are not able to submit your election electronically via the Offer website as a result of technical failures of the website, such as the website being unavailable or the website not accepting your election, or if you do not otherwise have access to the Offer website for any reason (including lack of internet services), you must complete a paper Election Form and return it to Matthew Gloss, Vice President of Legal Affairs, via facsimile at 1 + (408) 970-3403 or via hand delivery to Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, by 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009) (unless the Offer is extended). To obtain a paper Election Form, please either print a paper Election Form or please contact Matthew Gloss, Vice President of Legal Affairs, via e-mail at TenderOffer@Mellanox.com.
DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE
OR HAND DELIVERY, OR TO A NUMBER OTHER THAN THE FACSIMILE
NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

RETURN TO PREVIOUS SCREEN	I AGREE, PROCEED TO STEP 6

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VII. CONFIRMATION
     Thank you for submitting your Election Form. A confirmation e-mail will be sent to you within 48 hours. Please read the confirmation e-mail carefully to ensure your election is accurately reflected. You may change your election at any time prior to 9:00 p.m. U.S. Pacific Time on April 22, 2009 (7:00 a.m. Israeli Time on April 23, 2009) by submitting another Election Form as described in the Agreement to Terms of Election.
     If you do not receive a confirmation e-mail within 48 hours, please contact TenderOffer@Mellanox.com.

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